UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 2, 2014

ACME UNITED CORPORATION

(Exact name of registrant as specified in its charter)

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Connecticut	001-07698	06-0236700
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)
60 Round Hill Road, Fairfield, Connecticut		06824
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 254-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

This Form 8-K/A amends the Current Report on Form 8-K filed on June 6, 2014, by Acme United Corporation (the “Company”) reporting the completion of its acquisition of certain assets and assumption of certain liabilities of First Aid Only, Inc. (“First Aid Only”). The sole purpose of this amendment is to provide the historical financial statements of First Aid Only required by Item 9.01(a) and the unaudited pro forma financial information required by Item 9.01(b). Except as set forth herein, the original Form 8-K remains unchanged

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The audited Balance Sheet of First Aid Only as of December 31, 2013 and the related audited Statement of Income, Statement of Comprehensive Income, Statement of Stockholders’ Equity, and Statement of Cash Flows for the year ended December 31, 2013 are filed as exhibit 99.1

(b)	Pro Forma Financial Information.

The unaudited Pro Forma Combined Condensed Balance Sheet as of December 31, 2013 and March 31, 2014, and the Combined Condensed Statement of Income for the year ended December 31, 2013 and the three months ended March 31, 2014 are filed as exhibit 99.2 to this amendment.

The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of what the actual results of operations would have been had the transactions taken place on the assumed dates; nor is it indicative of the of the future consolidated results of operations or financial position of the combined companies

(c)       Exhibits

Exhibit Number	Description

2.1	Asset Purchase Agreement

99.1	Audited Balance Sheet of First Aid Only as of December 31, 2013 and the related Statement of Income and Cash Flows for the year ended December 31, 2013.

99.2	The unaudited Pro Forma Combined Condensed Balance Sheet as of December 31, 2013 and March 31, 2014, and the Combined Condensed Statement of Income for the year ended December 31, 2013 and the three months ended March 31, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACME UNITED CORPORATION

By	/s/ Walter C. Johnsen
Walter C. Johnsen
Chairman and
Chief Executive Officer

Dated: August 18, 2014

By	/s/ Paul G. Driscoll
Paul G. Driscoll
Vice President and
Chief Financial Officer

Dated: August 18, 2014

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